DAVID LUBIN & ASSOCIATES
                              92 Washington Avenue
                              Cedarhurst, NY 11516
                            Telephone: (516) 569-9629
                            Facsimile: (516) 569-5053

                                                              November 18, 2005

Patriot Gold Corp.
501-1775 Bellevue Avenue
West Vancouver, B.C., Canada V7V1A9

         Re: Registration Statement on Form S-8 Relating to 2,000,000 Additional Shares of Common Stock, $0.001 par value, of Patriot Gold Corp. issuable under its 2005 Stock Option Plan

Gentlemen:

         We are counsel to Patriot Gold Corp., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the issuance of up to an aggregate 2,000,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), pursuant to stock options to be granted pursuant to the Company's 2005 Stock Option Plan, as amended (the "Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, as is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.



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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/
                                                     David Lubin & Associates






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